UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    Form 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): February 27, 2006


                        Monadnock Community Bancorp, Inc.
                        ---------------------------------
             (Exact name of registrant as specified in its charter)


    Federal                           000-50810                  42-1634975
    -------                           ---------                  ----------
(State or other jurisdiction      (Commission File No.)     (I.R.S. Employer
 of incorporation)                                          Identification No.)

1 Jaffrey Road, Peterborough, NH                                      03458
--------------------------------                                      -----
(Address of principal executive offices)                            (Zip Code)


       Registrant's telephone number, including area code: (603) 924-9654


                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:


[ ] Written communications pursuant to Rule 425 under the Securities Act
   (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
   (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

(D) Nancy L. Carlson was elected to the Board of Directors of Monadnock Community Bancorp, Inc., effective February 27, 2006. Ms. Carlson is expected to be named to all of the committees of the Board of Directors. During the last two years, there have been no transactions or proposed transactions between Monadnock Community Bancorp, Inc. and Ms. Carlson or her immediate family where Ms. Carlson or her immediate family was or is to have a direct or indirect material interest.

     A press release issued by Monadnock Community Bancorp, Inc. on February 28, 2006 is included as Exhibit 99.1.

ITEM 5.03 AMENDMENT TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL
YEAR

     Monadnock Community Bancorp, Inc. has amended its bylaws effective as of February 27, 2006. The Bylaws have been amended to increase the size of the Board of Directors from seven members to eight members. A copy of the text of the revised provision of the Bylaws is attached as Exhibit 3 to this report.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(A) FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED: None

(B) PRO FORMA FINANCIAL INFORMATION: None

(C) SHELL COMPANY TRANSACTIONS: None

(D) EXHIBITS:

         Exhibit 3- Text of Bylaw Amendment
         Exhibit 99.1- Press Release


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                          Monadnock Community Bancorp, Inc.


Date: February 28, 2006               By: /s/ William M. Pierce, Jr.
                                          ---------------------------
                                          William M. Pierce, Jr.
                                          President and Chief Executive Officer